UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2012

Commission file number: 001-35511

BURGER KING WORLDWIDE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	45-5011014
(State or Other Jurisdiction	(IRS Employer
of Incorporation)	Identification No.)

5505 Blue Lagoon Drive, Miami, Florida	33126
(Address of Principal Executive Offices)	(Zip Code)

(305) 378-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 12, 2012, Burger King Worldwide, Inc.(the “Company”) announced that it had entered into a joint venture agreement (the “Agreement”) with ALSEA, S.A.B. de C.V. (“ALSEA”). Under the Agreement, Burger King Corporation, a wholly-owned subsidiary of the Company, contributed to the joint venture all of its 97 BURGER KING® company-owned restaurants in Mexico in exchange for cash and a minority interest in the joint venture. ALSEA, through the joint venture, will become the master franchisee, have operating control of the BURGER KING® brand throughout Mexico and will have exclusivity for new restaurant development in Mexico for 20 years. Upon completion of the transaction, the joint venture will own and operate 203 BURGER KING® restaurants in Mexico and will commit to open several hundred more over the next 20 years.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1         Press release issued by the Company on December 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGER KING WORLDWIDE, INC.

/s/ Jill M. Granat
Jill M. Granat SVP, General Counsel

Date: December 13, 2012

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